=====================================================================

                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

             __________________________________



                          FORM 8-K

                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
            THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 31, 1998




              UNIFIED FINANCIAL SERVICES, INC.
   (Exact name of registrant as specified in its charter)


       DELAWARE           0-22629            35-1797759
   (State or other   (Commission File     (I.R.S. Employer
   jurisdiction of         Number)        Identification
    organization)                              Number)



        431 NORTH PENNSYLVANIA STREET
            INDIANAPOLIS, INDIANA            46204-1873
 (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code:  (317) 634-3301



=====================================================================

ITEM 2. ACQUISITION OF ASSETS

        Effective as of December 31, 1998, and pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 16, 1998 (the "AmeriPrime Merger Agreement"), by and among Unified Financial Services, Inc. ("Unified"), AmeriPrime Acquisition Corporation ("AAC"), a wholly owned subsidiary of Unified, AmeriPrime Financial Services, Inc. ("AmeriPrime") and Kenneth D. Trumpfheller, Unified acquired AmeriPrime through the merger of AmeriPrime with and into AAC (the "AmeriPrime Merger"). In connection with such transaction, Unified issued 410,000 shares of common stock, $0.01 par value, of Unified ("Unified Common Stock") in exchange for all of the outstanding shares of common stock, no par value, of AmeriPrime. The purchase price paid in connection with the AmeriPrime Merger was determined through arm's-length negotiations among the parties to the AmeriPrime Merger Agreement.

        AmeriPrime, headquartered in Southlake, Texas, provides administrative, regulatory, compliance and start-up support services to investment advisors, banks and other money managers in their proprietary mutual fund efforts. AmeriPrime provides mutual fund distribution through its subsidiary, AmeriPrime Financial Securities, Inc., a NASD broker-dealer registered in all 50 states. In addition, AmeriPrime currently supports 28 mutual funds consisting of over $500 million in assets.

ITEM 5. OTHER EVENTS

        Effective as of December 22, 1998, and pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 16, 1998 (the "Strategic Merger Agreement"), by and among Unified, Strategic Acquisition Corporation ("SAC"), a wholly owned subsidiary of Unified, Strategic Fund Services, Inc. ("Strategic") and F. Michael Gozzillo, Unified acquired Strategic through the merger of Strategic with and into SAC (the "Strategic Merger"). In connection with such transaction, Unified issued 7,500 shares of Unified Common Stock in exchange for all of the outstanding shares of common stock, no par value, of Strategic. The purchase price paid in connection with the Strategic Merger was determined through arm's-length negotiations among the parties to the Strategic Merger Agreement.

        Strategic, headquartered in New York, New York, provides mutual fund administration services to smaller mutual funds and fund complexes, utilizing a proprietary database. The goal of Strategic is to become an extension of the investment advisor and thereby perform necessary fund administration functions such as: monitoring fund compliance; financial reporting, SEC filings; performance calculations; preparation of board of director meeting materials; fund expense payment and analysis; and oversight of the service provider of a given fund.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements of Business Acquired.
             -----------------------------------------

        Pursuant to Item 7(a)(4) of Form 8-K, Unified will file the required financial statements with respect to AmeriPrime by an amendment to this Current Report on Form 8-K as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

        (b)  Pro Forma Financial Information.
             -------------------------------

        Pursuant to Item 7(b)(2) of Form 8-K, Unified will file the required pro forma financial information with respect to the acquisition of AmeriPrime by an amendment to this Current Report on Form 8-K as soon as is practicable, but not later than 60 days after the date that this report is required to be filed.

        (c)  Exhibits.  See Exhibit Index.
             --------

                         SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNIFIED FINANCIAL SERVICES, INC.



Dated:  January 8, 1999            By: /s/ Timothy L. Ashburn
                                      ----------------------------------
                                       Timothy L. Ashburn,
                                       Chairman, President and Chief
                                       Executive Officer

                       EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------

2 Agreement and Plan of Merger, dated October 16, 1998, by and among Unified Financial Services, Inc., AmeriPrime Acquisition Corporation, AmeriPrime Financial Services, Inc. and Kenneth D. Trumpfheller, filed as Exhibit 2.1 to the Unified Financial Services, Inc. Current Report on Form 8-K dated October 16, 1998, is incorporated herein by reference.